Exhibit 10.18

FHLBank Topeka / P.O. Box 176 / One Security Benefit Pl, Suite 100 / Topeka, Kansas 66601-0176
PH 785.233.0507 / www.fhlbtopeka.com
Building Communities Together

Amended and Restated Institutional Custody Agreement

This Amended and Restated Institutional Custody Agreement (“Agreement”), is made as of the 12th day of May, 2004, by and between Security Life of Denver Insurance Company, (“Customer”) and the Federal Home Loan Bank of Topeka (“Custodian”).

WITNESSETH:

WHEREAS, the Customer and the Custodian are parties to that certain Institutional Custody Agreement dated October 23, 2001 (the “Prior Agreement”); and

WHEREAS, the Customer and the Custodian desire to further amend and restate the Prior Agreement; and

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Customer and the Custodian agree that the Prior Agreement is hereby amended and restated in its entirety to read as follows:

The parties hereby agree that the Custodian shall hold and dispose of all securities and other property of the Customer deposited with, delivered to or received by the Custodian, subject to the following terms and conditions:

1.	(a) The Custodian will hold the securities in one or more custodial accounts (referred to as Custodial Account, whether one or more) which the Custodian will open and maintain in such name(s) as may be agreed upon from time to time with the Customer.

(b) The Customer authorizes and instructs the Custodian to maintain the securities in the Custodial Account directly in its offices or indirectly through custody accounts which have been established by the Custodian with the following other securities intermediaries: (i) another bank or trust company located within the United States (Subcustodian); and (ii) a securities depository or clearing agency or system in which the Custodian or Subcustodian participates (Depository). The Custodian may, at any time in its discretion, terminate any custody account at any Subcustodian or Depository. Securities held in a fungible bulk by the Custodian and securities in a clearing corporation or in the Federal Reserve book-entry system shall be separately identified on the Custodian’s official records as being owned by the Customer. Said records shall identify which custodied securities are held by the Custodian or by its agent and which securities are in a clearing corporation or in the Federal Reserve book-entry system. If the securities are in a clearing corporation or in the Federal Reserve book-entry system, said records shall also identify where the securities are physically located and if in a clearing corporation, the name of the clearing corporation, and if held by an agent, the name of the agent.

(c) Subject to the aforesaid provision, securities are to be held in the Custodial Account in coupon bearer form; with respect to securities that are received in registered form, the Custodian is authorized to reregister such securities in the name of its nominee or the nominee of a Subcustodian or Depository, unless alternate registration instructions are furnished. Physical securities held in a Custodial Account shall be held either separate from the securities of the Custodian and all of its other customers or in a fungible bulk of securities as part of a Filing of Securities by Issue (FOSBI) arrangement.

(d) In consideration of the registration of any stocks, bonds, securities or other property in the name of a nominee, the Customer agrees to pay on demand to the Custodian or nominee the amount of any loss or liability claimed or asserted against the Custodian or its nominee by reason of such registration, including any liability for stockholders’ assessments.

FHLBank Topeka / COLORADO / KANSAS / NEBRASKA / OKLAHOMA

(e) Should any securities that are forwarded to the Custodian by the Customer, and that are subsequently deposited with a Depository, not be deemed acceptable for deposit by the Depository for any reason, the Customer shall immediately furnish the Custodian with like securities in acceptable form or, in the alternative, the Custodian is authorized to charge the Customer’s account for the cost of replacing such securities and for any other fees or charges as may be payable to such Depository as a result of such unacceptable deposit.

(f) The Custodian is authorized to accept, act upon and rely upon each of the following (Instructions): (i) all signed, written statements given by one or more of the officers, employees or agents of the Customer as are designated by resolution of the Customer’s board of directors, as provided to the Custodian, and any amendments thereto, from time to time; and (ii) all statements received by telephone, facsimile transmission, bank wire or other teleprocess acceptable to the Custodian which it believes in good faith to have been given by such authorized person or which are transmitted with proper testing or authentication pursuant to terms and conditions which the Custodian may specify. The Custodian shall incur no liability to the Customer, or otherwise, as a result of any act by the Custodian in accordance with Instructions on which the Custodian is authorized to rely pursuant to the provisions of this paragraph.

(g) Securities held in a Custodial Account in excess of the Required Collateral Amount as such term is defined in the Advance, Pledge and Security Agreement by and between the Customer and the Custodian dated June 28, 2000, as may be amended from time to time, shall be withdrawable upon the demand of the Customer if so requested by Instructions provided to the Custodian.

(h) In complying with Instructions for delivery of securities, the Custodian will make deliveries through (i) the Federal Reserve system, pursuant to applicable regulations and operating circulars of the Federal Reserve Banks, all as amended from time to time; or (ii) the facilities of any Depository pursuant to the Kansas Uniform Commercial Code and the rules and procedures of such Depository, and any subsequent amendments thereto.

(i) The Customer acknowledges familiarity with the current securities industry practice of delivering physical securities against later payment on delivery date. Notwithstanding instructions to deliver securities against payment, the Custodian is authorized to make delivery against a temporary receipt (sometimes called a “window ticket”) in lieu of payment. The Custodian will use its best efforts to obtain payment thereof during the same business day, but the Customer solely assumes all risks of payment for such deliveries. The Custodian may accept checks, whether certified or not, in payment for securities delivered, and the Customer assumes sole responsibility for the risks of collectibility of such checks.

2.	Unless instructed otherwise in writing, the proceeds of sales, redemptions, collections and other receipts, and dividend and interest income will be credited to the Customer’s account on a timely basis consistent with industry standards. The term “account” shall be deemed to mean any one or more of the Customer’s deposit accounts maintained with the Custodian at the time of the transaction referred to.

3.	(a) In no event shall the Custodian be responsible to ascertain or to take any action concerning any puts, calls, conversions, exchanges, reorganizations, offers, tenders or similar matters relating to securities held in the Custodial Account other than to transmit to the Customer, in a manner, all information to any such action received by the Custodian from any offerors or otherwise. All Instructions to the Custodian with respect to tender offers must be in writing and delivered to the Custodian within sufficient time for the Custodian to act thereon if any action is required. As used herein, “sufficient time” shall mean at least one business day before the last permissible date for action by the Custodian, and the Custodian shall have no liability to the Customer for failure to act upon Instructions received by the Custodian at any time after such date.

(b) All proxies and material pertaining thereto received by the Custodian in connection with stocks, bonds, securities and other property held in the Custodial Account will be forwarded to the Customer.

(c) Should any securities held by a Depository be called for a partial redemption by the issuer of such securities, the Custodian is authorized to accept allocation as determined pursuant to the program then in effect at such Depository or, in the absence of any such program, in the Custodian’s sole discretion to allot the called portion to the respective holders in any manner deemed to be fair and equitable in its judgment.

(d) Recapitalizations and stock distributions will be credited to the Custodial Account within five (5) business days after the Stock Exchange due bill redeemable date (ten [10] business days after payable date) in order to comply with the normal course of settling the Custodian’s position at the Depository and sufficient time to allocate these shares to the Custodial Account. Stock dividends will be credited on the payable date.

(e) The Custodian is authorized to exchange temporary for definitive certificates and old certificates for new or overstamped certificates evidencing a change therein.

4.	(a) With respect to foreign securities or securities for which adequate financial information is not readily available, the Custodian’s responsibility is expressly limited to safekeeping. With respect to such securities, the Custodian assumes no responsibility for coupon payments, redemptions, exchanges or similar matters affecting such securities.

(b) Collections of monies in foreign currency, to the extent possible, are to be converted into U.S. dollars at customary rates. All risk and expense incident to such foreign collections and conversions are for the Customer’s account, and the Custodian shall have no responsibility for fluctuations in exchange rates affecting such collections or conversions.

5.	The Customer acknowledges its responsibility as a principal for all of its obligations arising under or in connection with this Agreement, notwithstanding that the Customer may be acting on behalf of other persons. The Customer warrants its authority to deposit in the Custodial Account and any other account of the Customer any securities and funds which the Custodian or its agents receive from the Customer and to give Instructions relative thereto. The Custodian shall not be subject to, nor shall its rights and obligations with respect to this Agreement and the Custodial Account be affected by, any agreement between the Customer and any other person. The Custodian assumes no liability to any customer of the Customer or to any beneficiary for which the Customer may be acting as agent, bailee or fiduciary.

6.	(a) The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of securities in the Custodial Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. The Custodian shall indemnify the Customer for any loss of custodied securities occasioned by the negligence or dishonesty of the Custodian’s officers or employees, or burglary, robbery, holdup, theft, or mysterious disappearance, including loss by damage or destruction. In the event that there is a loss of custodied securities for which the Custodian shall be obligated to indemnify the Customer pursuant to this section, the Custodian shall promptly replace the securities or the value thereof and the value of any loss of rights or privileges resulting from said loss of securities. In the event that the Custodian gains entry in a clearing corporation or in the Federal Reserve book-entry system through an agent, the Custodian shall have an agreement with the agent under which the agent shall be subject to the same liability for loss of securities as the Custodian. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any securities or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. With respect to a Depository, the Custodian shall only be responsible or liable for losses arising from employment of such Depository caused by the Custodian’s own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to exercise reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer’s actual damages at the time such loss was discovered, without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on any advice provided by counsel for the Customer on any matters relating to this Agreement, and the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

(b) In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer’s connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agrees to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

(c) Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding securities in the Custodial Account in respect of which the Custodian has agreed to take action under this Agreement. The Custodian shall not be liable for any loss resulting from, or caused by, acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of securities; acts of war, terrorism. insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; nuclear fusion, fission or radioactivity, or hurricane, tornado, cyclone, earthquake, volcanic eruption or other acts of God.

(d) The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian’s duties hereunder by reason of the Custodian’s reliance upon records that were maintained for the Customer by entities other than the Custodian prior to engagement of the Custodian under this Agreement.

(e) The Custodian shall not be liable to the Customer, and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer pursuant to any contract or any law or regulation.

(f) The provisions of this section shall survive termination of this Agreement.

7.	The Custodian may charge any account of the Customer for all costs incurred by the Custodian in connection with its receipt of securities for the Custodial Account. The Custodian is not obligated to effect any transaction or make any payment in connection therewith unless there are sufficient available funds on deposit in the Customer’s account or funds have otherwise been made available to the Custodian to its satisfaction. The amount by which payments made by the Custodian with respect to property in, or to be received for, the Custodial Account, or with respect to other transactions pursuant to this Agreement, exceed available funds and result in an account overdraft shall be deemed a loan from the Custodian to the Customer in the amount of such overdraft, payable on demand. Such overdraft loan shall bear interest, to the maximum extent permitted by law, at a rate per annum for each day during the period commencing on the due date thereof until such amount shall be paid in full equal to 315 basis points above the previous business day’s daily effective federal funds rate as published in Federal Reserve Statistical Release H.15, or any equivalent successor rate, release or publication. Any such overdraft loans shall be based on the Custodian’s sole determination to make (or refrain from making) the underlying advance in each case.

8.	In order to secure the payment and performance of all of the Customer’s liabilities to the Custodian at any time outstanding, the Customer hereby grants a lien and right of setoff as to the balance in any non-custodial account of the Customer, from time to time, and the Custodian may, at any time, in its sole discretion and without notice, appropriate and apply toward the payment of liabilities to the Custodian the balance of each such account and/or take such other action(s) or exercise any other options, powers and rights which the Custodian now or hereafter has as a secured party under the Kansas Uniform Commercial Code or any other applicable law. The term “liabilities” shall include all of the Customer’s liabilities arising hereunder, including, but not limited to, loans, other advances, interest, fees, charges, expenses and attorneys’ fees and expenses.

9.	The Custodian agrees to provide the Customer with regular monthly reports that identify each individual item of Collateral then pledged to and held by the Custodian in the Custodial Account, or at such more frequent intervals as the parties may agree. The Custodian shall provide to the Customer from time to time such other information as may be reasonably requested by the Customer, including confirmation of all transfers of securities to or from the Custodial Account. To the extent that the Custodian reports the market value of the Custodial Account holdings, the Customer acknowledges that the Custodian now obtains and will in the future obtain such information from outside sources that it deems to be reliable, and confirms that the Custodian does not verify or represent or warrant either the accuracy or the completeness of any such information furnished to the Customer.

10.	(a) The Custodian shall be under no duty to take any action with respect to any property held in any Custodial Account except to the extent of any Instructions properly issued by the Customer.

(b) In the event that the Custodian agrees, at the request of the Customer, to appear on behalf of the Customer, and prosecute or defend any legal or equitable proceeding, the Customer agrees to indemnify the Custodian for any and all costs and expenses including, without limitation, attorneys’ fees and expenses.

(c) The Custodian is authorized and empowered, in the name and on behalf of the Customer, to execute any certificates of ownership or other reports, declarations or affidavits that the Custodian is or may hereafter be required to execute and furnish under any regulation of the Internal Revenue Service, or other authority of the United States, so far as the same are required in connection with any property that is now or may hereafter be held in the Custodial Account, claiming no exceptions on behalf of the Customer. The Customer shall notify the Custodian immediately in writing of any material change in the Customer’s status that may affect any such certificates, reports or other required documents, or on the contents thereof.

11.	The Customer agrees to pay the Custodian, as compensation for its services hereunder, its applicable fees in effect from time to time, of which the Custodian will provide the Customer with notice.

12.	The Customer agrees to and does hereby indemnify and hold harmless the Custodian from any and all loss, liability (excluding any liability occasioned by the negligence or misconduct of the Custodian’s employees), claims, damages and expenses (including, without limitation, attorneys’ fees and expenses) arising from the Custodian’s performance of services as Custodian hereunder, including matters arising out of a settlement of any dispute prior to the Custodian’s being named as a defendant in any litigation or proceeding, and whether or not the Custodian is a party to such litigation or proceeding.

13.	This Agreement shall continue until terminated by either party upon at least sixty (60) days’ prior written notice to the other. In the event of the termination of this Agreement at the Customer’s request, the Custodian may transfer to the Customer all stocks, bonds, securities and other property registered in the name of the Custodian’s or Subcustodian’s nominee or a Depository, and the Custodian shall charge all expenses incident to such transfer to the Customer’s account. If termination of this Agreement is made at the Custodian’s request, the above-described charges shall be at the Custodian’s expense. Notwithstanding the foregoing, if the Customer fails to pay any amount when due under this Agreement, and fails to make such payment within twenty (20) days after the Custodian sends the Customer written notice of nonpayment, the Custodian may terminate this Agreement upon at least seven (7) days’ prior written notice to the Customer and charge all expenses incident to such transfer to the Customer’s account.

14.	Any notice, request, consent or Instruction given, made or withdrawn pursuant to this Agreement shall be in writing or by machine-readable electronic transmission, and shall be deemed to have been duly given to and received by a party hereto three (3) business days after it shall have been mailed to such party at its address herein provided, postage prepaid, if delivered by first-class mail or, if delivered by hand or by machine-readable electronic transmission, when actually received by such party at its principal office.

15.	This Agreement embodies the entire agreement and understanding between the parties relating to the subject matter hereof and supersedes all prior agreements between such parties, and all oral and written statements by either party, that relate to such subject matter. No modification, amendment or waiver of any provision of this Agreement, or consent to any departure therefrom, shall be effective unless executed by the party against whom such change is asserted, and any consent or waiver shall be effective only in the specific instance and for the purpose for which given.

16.	This Agreement shall be governed by the laws of the State of Kansas (without reference to choice of law doctrine) and shall be binding upon, and inure to the benefit of, the parties and their successors and assigns.

17.	The federal and state courts within the State of Kansas shall have sole and exclusive jurisdiction over any claim or dispute which may arise hereunder or which either party may allege or assert against the other and/or any transactions contemplated hereunder.

18.	If any provision of this Agreement is deemed to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provisions of this Agreement.

19.	The Custodian shall secure and maintain insurance protection covering the Custodian’s duties and activities under this Agreement in an amount required by the Custodian’s banking regulator.

20.	At the Customer’s reasonable request, the Custodian shall send or cause to be sent any reports which the Custodian or its agents receive from a clearing corporation or the Federal Reserve book-entry system on their respective systems of internal accounting control and any reports prepared by outside auditors on the Custodian’s or its agent’s internal accounting control of securities.

21.	Upon reasonable advance written notice from the Colorado Division of Insurance, the Custodian shall permit the Division or its representatives to examine, during normal business hours, any books, documents, papers and records relating to the Custodial Account or the assets in the Custodial Account.

22.	Upon the written request of the Customer, the Custodian shall permit the Customer, its agents or employees, or independent auditors designated by the Customer to examine, audit, excerpt, transcribe and copy, during normal business hours, any books, documents, papers and records relating to the Custodial Account or the assets in the Custodial Account.

23.	This Custodial Agreement may he executed in any number of counterparts, each of which shall be deemed an original, and the counterparts shall constitute but one and the same instrument, which shall be sufficiently evidenced by any one counterpart.

IN WITNESS WHEREOF, the parties have caused this Agreement to be signed in their names by their duly authorized officers as of the date first above-written.

SECURITY LIFE OF DENVER INSURANCE COMPANY c/o ING Institutional Markets 1290 Broadway Denver, CO 80203

By:	/s/ Dawn Peck
Authorized Signature

Dawn Peck VP, Asst Treasurer
Typed Name and Title

Attest:	/s/ Eric Banta
Eric Banta
Assistant Secretary

Federal Home Loan Bank of Topeka P.O. Box 176 Topeka, KS 66601-0176

Date: 5-12-2004	By:	/s/ Frank M. Tiernan

Frank M. Tiernan, SVP
Typed Name and Title

Attest:	/s/ Tad Kramar
Tad Kramar, Asst. Secretary
Secretary